Exhibit 10.10

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS OR IF THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

CASTELLUM, INC.
2021 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT

Castellum, Inc. (the “Corporation”) hereby grants you the following Option to purchase shares of its common stock (“Shares”). The terms and conditions of this Option are set forth in the Stock Option Agreement and the Castellum, Inc. 2021 Stock Incentive Plan (the “Plan”), both of which are attached to and made a part of this document.

Date of Grant:	[Date of Grant]

Name of Optionee:	[Name of Optionee]

Number of Option Shares:	[Number of Shares]

Exercise Price per Share:	$[Exercise Price] (The Exercise Price per Share of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. If the Optionee is deemed to be a Ten-Percent Stockholder, the Exercise Price per Share of an ISO must be at least one hundred ten percent (110%) of Fair Market Value.)

Vesting Start Date:	[Vesting Start Date]

Type of Option:	[Type of Grant: NSO/ISO]

Vesting Schedule:

Subject to the terms and conditions set forth in Section 2 of the Stock Option Agreement, [the Option vests over four years. The Option vests with respect to the first 25% of the total option Shares when the Optionee completes 12 months of Continuous Service after the Vesting Start Date, and with respect to an additional 1/48th of the total option Shares when the Optionee completes each full month of Continuous Service thereafter.] Fractional vested Shares will be rounded down to the nearest whole number of Shares at all times.

In the event that there is a Change in Control (as defined below) during Optionee’s period of Continuous Service, then, to the extent that, at the time of the Change in Control, the Option is unvested and is continued or assumed by the Corporation or the Corporation’s successor, the Option shall, subject to Optionee’s Continuous Service, continue to vest in accordance with the Vesting Schedule above, provided, however, that if, within one (1) year following the date of the Change in Control, Optionee is terminated by the Corporation or the Corporation’s successor without Cause (as defined in the Plan) and not for death or Disability (as defined in the Plan) or Optionee resigns with Good Reason (as defined below) (such termination, an “Involuntary Termination”), the Option shall accelerate and vest with respect to 100% of the Shares covered by the Option.

Castellum, Inc.
Notice of Stock Option Grant

In the event that there is a Change in Control during Optionee’s period of Continuous Service, then, to the extent that, at the time of the Change in Control, the Option is unvested and is not continued or assumed by the Corporation or the Corporation’s successor, any payment in cash or property that would have been received by Optionee by reason of the Change in Control with respect to the Option had the Option been fully vested shall be unvested and shall vest on such date(s) as the Option would have otherwise become vested pursuant to the Vesting Schedule above (such payment right, the “Change in Control Payment Right”) and such vested Change in Control Payment Right shall be paid as provided in this paragraph. Notwithstanding the foregoing, if Optionee incurs an Involuntary Termination within one (1) year following the date of the Change in Control, the Change in Control Payment Right shall accelerate and vest with respect to one hundred percent (100%) of the unvested portion of the Change in Control Payment Right and such vested Change in Control Payment Right shall be paid as provided in this paragraph. Any portion of the Change in Control Payment Right which does not vest shall be forfeited by Optionee. The payment(s) shall be made at such times as determined by the Corporation in its discretion, provided that in no event shall the payment(s) be made later than two and one-half (2 1/2) months following the end of Optionee’s taxable year(s) during which vesting occurs, or, if later, the time of payment for shares of the Corporation’s common stock set forth in the definitive agreement providing for the Change in Control.

Notwithstanding the foregoing, if Optionee’s Continuous Service terminates for any reason other than an Involuntary Termination within one (1) year following a Change in Control, the termination provisions of the Stock Option Agreement shall apply.

Notwithstanding the foregoing, if Optionee’s Continuous Service terminates for any reason other than an Involuntary Termination within one (1) year following a Change in Control, the unvested portion of the Change in Control Payment Right shall be forfeited.

Castellum, Inc.
Notice of Stock Option Grant

[IF SINGLE TRIGGER OR DOUBLE TRIGGER CHANGE IN CONTROL VESTING IS INCLUDED, INCLUDE THE FOLLOWING DEFINITION OF “CHANGE IN CONTROL”]

[For purposes of this Agreement, “Change in Control” means: (i) an individual, person, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust, foreign business organization or other entity, together with any affiliate of the foregoing (other than (x) the Corporation, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or (z) a stockholder of the Corporation as of the date of this Agreement, an immediate family member of such stockholder or a trust or other entity owned solely by or for the benefit of any such persons ) (a “Person”) acquires (other than solely by reason of a repurchase of voting securities by the Corporation) more than 50% of the combined voting power of the Corporation's then total outstanding voting securities; (ii) there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any direct or indirect parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation (meaning that such Person is entitled to the benefits of ownership although such Person does not have possession of or title to such securities) (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 50% or more of the combined voting power of the Corporation's then outstanding securities; (iii) the Corporation sells all or substantially all of the assets of the Corporation, or sells or exclusively licenses all or substantially all of the intellectual property of the Corporation; or (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution; provided, however, that in no event shall an initial public offering of the capital stock of the Corporation constitute a Change in Control for purposes of this Agreement.]

[IF DOUBLE TRIGGER CHANGE IN CONTROL VESTING IS INCLUDED, INCLUDE THE FOLLOWING DEFINITION OF “GOOD REASON”]

[For purposes of this Agreement, “Good Reason” means, without Optionee’s consent, (i) the relocation of Optionee’s principal place of employment or service by more than fifty (50) miles that is not cured within thirty (30) days after written notice is provided by Optionee to the Corporation, or (ii) a material reduction in Optionee’s base salary (other than a reduction pertaining to all similarly situated employees or service providers of the Corporation).]

Castellum, Inc.
Notice of Stock Option Grant

By signing this document, which may be accomplished by e-signature or other electronic indication of acceptance, you acknowledge receipt of a copy of the Plan, and agree that (a) you have carefully read, fully understand and agree to all of the terms and conditions described in the attached Stock Option Agreement, the Plan document and “Notice of Exercise and Common Stock Purchase Agreement” (the “Exercise Notice”); (b) you hereby make the purchaser’s investment representations contained in the Exercise Notice with respect to the grant of this Option; (c) you understand and agree that this Notice of Stock Option Grant, the Stock Option Agreement, including its attachments, constitutes the entire understanding between you and the Corporation regarding this Option, and that any prior agreements, commitments or negotiations concerning this Option are replaced and superseded; and (d) you have been given an opportunity to consult your own legal and tax counsel with respect to all matters relating to this Option prior to signing this Notice of Stock Option Grant and that you have either consulted such counsel or voluntarily declined to consult such counsel.

IF YOU DO NOT RETURN TO THE CORPORATION A SIGNED COPY OF THIS NOTICE OF STOCK OPTION GRANT BY [_______ __, 20__], (THE “RETURN DATE”), THIS NOTICE OF STOCK OPTION GRANT AND THE ATTACHED STOCK OPTION AGREEMENT WILL AUTOMATICALLY EXPIRE AS OF THE DATE IMMEDIATELY FOLLOWING THE RETURN DATE.

[Name of Optionee]	Castellum, INC.

By:
Its:

Castellum, Inc.
Notice of Stock Option Grant

Castellum, INC.

2021 Stock Incentive PLAN

STOCK OPTION AGREEMENT

SECTION 1.    KIND OF OPTION.

This Option is intended to be either an incentive stock option intended to meet the requirements of section 422 of the Internal Revenue Code (an “ISO”) or a non-statutory option (an “NSO”), which is not intended to meet the requirements of an ISO, as indicated in the Notice of Stock Option Grant. Even if this Option is designated as an ISO, it shall be deemed to be an NSO to the extent required by the $100,000 annual limitation under Section 422(d) of the Code.

SECTION 2.   VESTING.

Subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Agreement”), your Option will be exercisable with respect to the Shares that have become vested in accordance with the schedule set forth in the Notice of Stock Option Grant. If your Option is granted in consideration of your service to the Corporation or an Affiliate, after your Continuous Service terminates for any reason, except as provided in the Plan, vesting of your Shares subject to such Option immediately stops and such Option expires as to the number of Shares that are not vested as of the date your Continuous Service terminates.

SECTION 3.   TERM.

Your Option will expire in any event at the close of business at Corporation headquarters on the date that is ten (10) years after the Date of Grant; provided, however, that if your Option is an ISO it will expire five (5) years after the Date of Grant if you are or are deemed to be a Ten-Percent Owner (the “Expiration Date”). Also, your Option will expire earlier if your Continuous Service terminates, as described below.

SECTION 4.    REGULAR TERMINATION.

(a)	If your Continuous Service terminates for any reason except death, Disability or Cause or when grounds for your termination for Cause exists, your Option will expire at the close of business at Corporation headquarters on the date three (3) months after your termination of Continuous Service. During that three (3) month period, you may exercise the vested portion of your Option. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

(b)	If your Continuous Service is terminated for Cause (as defined in the Plan) or you voluntarily terminate when grounds for your termination for Cause exists, your Option will expire immediately upon your termination of Continuous Service.

(c)	If your Option is an ISO and you exercise it more than three (3) months after termination of your Continuous Service as an employee for any reason other than death or a “disability” within the meaning of Section 22(e)(3) of the Code (meaning you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to last for a continuous period of at least twelve (12) months), your Option will cease to be eligible for ISO tax treatment.

Castellum, Inc.
Stock Option Agreement

(d)	Your Option will cease to be eligible for ISO tax treatment if you exercise it more than three months after the ninetieth (90th) day of a bona fide leave of absence approved by the Corporation, unless you return to employment immediately upon termination of such leave or your right to reemployment after your leave was guaranteed by statute or contract.

SECTION 5. DEATH.

If you die while in Continuous Service with the Corporation, the vested portion of your Option will expire at the close of business at Corporation headquarters on the date twelve (12) months after the date of your death. During that twelve (12) month period, your estate, legatees or heirs may exercise that portion of your Option that was vested on the date of your death. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

SECTION 6. DISABILITY.

(a)	If your Continuous Service terminates because of a Disability (as defined in the Plan), the vested portion of your Option will expire at the close of business at Corporation headquarters on the date twelve (12) months after your termination date. During that twelve (12) month period, you may exercise that portion of your Option that was vested on the date of your Disability. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

(b)	If your Option is an ISO and your Disability is not expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will be eligible for ISO tax treatment only if it is exercised within three (3) months following the termination of your Continuous Service as an employee.

SECTION 7. EXERCISING YOUR OPTION.

To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement (the “Exercise Notice”), attached as Exhibit A. You must submit this form, together with full payment, to the Corporation. Your exercise will be effective when it is received by the Corporation. If someone else wants to exercise your Option after your death, that person must prove to the Corporation’s satisfaction that he or she is entitled to do so.

SECTION 8. PAYMENT FORMS.

When you exercise your Option, you must include payment of the Exercise Price for the Shares you are purchasing in cash or cash equivalents. Alternatively, you may, with the consent of the Committee, pay all or part of the Exercise Price by surrendering, or attesting to ownership of, Shares already owned by you, unless such action would cause the Corporation to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be surrendered to the Corporation in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise. To the extent that a public market for the Shares exists and to the extent permitted by applicable law, in each case as determined by the Corporation, you also may exercise your Option by delivery (on a form prescribed by the Corporation) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate Exercise Price and, if requested, applicable withholding taxes. The Corporation will provide the forms necessary to make such a cashless exercise.

Castellum, Inc.
Stock Option Agreement

SECTION 9. TAX WITHHOLDING AND REPORTING.

(a)	You will not be allowed to exercise this Option unless you pay, or make acceptable arrangements to pay, any taxes required to be withheld as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option. You hereby authorize withholding from payroll or any other payment due you from the Corporation or your employer to satisfy any such withholding tax obligation.

(b)	If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Corporation in writing of such disposition.

(c)	By accepting this Agreement, you explicitly and unambiguously consent and agree (i) to assume any liability for fringe benefit tax that may be payable by the Corporation and/or your employer in connection with the Option granted under this Agreement to the extent permitted under applicable law; (ii) that the Corporation and/or your employer may collect the fringe benefit tax from you by any reasonable method established by the Corporation and/or your employer; and (iii) you will execute any other consents or elections required to accomplish the above, promptly upon request of the Corporation and/or your employer.

SECTION 10. TRANSFER RESTRICTION, RIGHT OF FIRST REFUSAL, CORPORATION PURCHASE RIGHTS AND DRAG ALONG RIGHTS.

You will be subject to the “Transfer Restriction” set forth in Section 10 of the Plan (as amended from time to time). In addition, in the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, such sale, pledge or other transfer as permitted, the Corporation shall have a “Right of First Refusal” with respect to such Shares or interest therein in accordance with the provisions of the Exercise Notice. In accordance with the Exercise Notice, the Shares you receive on exercise will also be subject to the terms of the “Corporation Purchase Rights” in the event of your termination of Continuous Service and Drag Along Rights upon a sale of the Corporation.

SECTION 11. RESALE RESTRICTIONS/MARKET STAND-OFF.

In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, including the Corporation’s initial public offering, you may be prohibited from engaging in any transaction with respect to any of the Corporation’s common stock without the prior written consent of the Corporation or its underwriters in accordance with the provisions of the Exercise Notice.

SECTION 12. TRANSFER OF OPTION.

Prior to your death, only you may exercise this Option. This Option and the rights and privileges conferred hereby cannot be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Corporation is not obligated to honor an Exercise Notice from your spouse or former spouse, nor is the Corporation obligated to recognize such individual’s interest in your Option in any other way. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by you to one or more Immediate Family Members or to a trust established for your benefit and/or one or more of your Immediate Family Members to the extent permitted by the Plan.

Castellum, Inc.
Stock Option Agreement

SECTION 13. RETENTION RIGHTS.

This Agreement does not give you the right to be retained by the Corporation in any capacity. The Corporation reserves the right to terminate your Service at any time and for any reason without thereby incurring any liability to you.

SECTION 14. STOCKHOLDER RIGHTS.

Neither you nor your estate or heirs have any rights as a stockholder of the Corporation until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

SECTION 15. ADJUSTMENTS.

In the event of a stock split, a stock dividend or a similar change in the Corporation’s Stock, the number and class of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be treated in the manner determined by the Board in the event the Corporation is subject to an asset or stock sale, merger, liquidation, reorganization or other corporate transaction as set forth in the Plan.

SECTION 16. LEGENDS.

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL, STATE AND APPLICABLE FOREIGN SECURITIES LAWS OR IF THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL, STATE AND APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CORPORATIONS’ STOCK PLAN AND A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE INITIAL HOLDER HEREOF. SUCH PLAN AND AGREEMENT PROVIDE FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING LIMITATION ON TRANSFERS, RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND A REPURCHASE RIGHT ON TERMINATION OF SERVICE. THE CORPORATION WILL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SECURITIES THAT DOES NOT COMPLY WITH SUCH TRANSFER RESTRICTIONS. THE SECRETARY OF THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH PLAN AND AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

Castellum, Inc.
Stock Option Agreement

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE CORPORATION MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 17. TAX DISCLAIMER.

You agree that you are responsible for consulting your own tax advisor as to the tax consequences associated with your Option. The tax rules governing options are complex, change frequently and depend on the individual taxpayer’s situation. For your information, a memorandum that briefly summarizes current U.S. federal income tax law relating to certain aspects of stock options is attached hereto as Exhibit B. Please note that this memorandum does not purport to be complete. Although the Corporation will make available to you general tax information about stock options, you agree that the Corporation shall not be held liable or responsible for making such information available to you and any tax or financial consequences that you may incur in connection with your Option.

In addition, as noted in Exhibit B, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences under Section 409A of the Internal Revenue Code. The Board has made a good faith determination that the exercise price per share of the Option is not less than the fair market value of the Shares underlying your Option on the Date of Grant. It is possible, however, that the Internal Revenue Service could later challenge that determination and assert that the fair market value of the Shares underlying your Option was greater on the Date of Grant than the exercise price determined by the Board, which could result in immediate income tax upon the vesting of your Option (whether or not exercised) and a 20% tax penalty, as well as the loss of incentive stock option status (if applicable). The Corporation gives no assurance that such adverse tax consequences will not occur and specifically assumes no responsibility therefor. By accepting this Option, you acknowledge that any tax liability or other adverse tax consequences to you resulting from the grant of the Option will be the responsibility of, and will be borne entirely by, you.  YOU ARE THEREFORE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR BEFORE ACCEPTING THE GRANT OF THIS OPTION.

Castellum, Inc.
Stock Option Agreement

SECTION 18. THE PLAN AND OTHER AGREEMENTS.

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. The Notice of Stock Option Grant, this Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Corporation regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

SECTION 19. MISCELLANEOUS PROVISIONS.

(a)	You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Corporation and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Corporation.

(b)	The value of this Option shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(c)	You understand and acknowledge that participation in the Plan ceases upon termination of your Continuous Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(d)	You hereby authorize and direct your employer to disclose to the Corporation or any Affiliate any information regarding your employment, the nature and amount of the your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

(e)	You consent to the collection, use and transfer of personal data as described in this Subsection. You understand and acknowledge that the Corporation, your employer and the Corporation’s other Affiliates hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Corporation and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the your favor (the “Data”). You further understand and acknowledge that the Corporation and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Corporation and/or any Affiliate may each further transfer Data to any third party assisting the Corporation in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection by contacting the Human Resources Department of the Corporation in writing.

Castellum, Inc.
Stock Option Agreement

SECTION 20. APPLICABLE LAW; VENUE.

This Agreement will be interpreted and enforced under the laws of the State of Nevada (without regard to their choice of law provisions). The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state court or federal district court for the area in which the Corporation’s headquarters is located.

Castellum, Inc.
Stock Option Agreement

EXHIBIT A

Castellum, INC. 2021 Stock Incentive PLAN
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT is dated as of ___________, ____, between Castellum, Inc. (the “Corporation”), and [Name of Optionee] (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Corporation granted Purchaser a stock option on ___________, (the “Date of Grant”) pursuant to a stock option agreement (the “Option Agreement”) under which Purchaser has the right to purchase up to [Number of Shares] shares of the Corporation’s common stock (the “Option Shares”); and

WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Corporation as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the Castellum, Inc. 2021 Stock Incentive Plan (the “Plan”). Certain capitalized terms used in this Agreement are defined in the Plan.

NOW, THEREFORE, it is agreed between the parties as follows:

SECTION 1. PURCHASE OF SHARES.

(a)       Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Corporation and the Corporation agrees to sell and issue to Purchaser _________ shares of the Corporation’s common stock (the “Common Stock”) for the Exercise Price per share specified in the Notice of Stock Option Grant payable by personal check, cashier’s check, money order or otherwise as permitted by the Option Agreement. Payment shall be delivered at the Closing, as such term is defined below.

(b)       The closing (the “Closing”) under this Agreement shall occur at the offices of the Corporation as of the date hereof, or such other time and place as may be designated by the Corporation (the “Closing Date”).

(c)       Notwithstanding the foregoing, the Closing under this Agreement shall be conditioned on Purchaser’s execution of such agreements as may be required of the stockholders of the Corporation generally in connection with any preferred stock financing round that occurs subsequent to the Date of Grant, including, but not limited to, any voting agreement, investor rights agreement, right of first refusal and co-sale agreement, or other similar stockholder agreement (“Subsequent Investor Agreements”). In the event that Purchaser is required to execute the Subsequent Investor Agreements, then the Closing shall not occur unless and until Purchaser has executed the Subsequent Investor Agreements. In the event of any conflict between the applicable Subsequent Investor Agreements and the Notice of Stock Option Grant, the Option Agreement, the Plan or this Agreement, including with respect to any rights of first refusal, drag-along rights or market stand-off provisions, the terms of the applicable Subsequent Investor Agreements shall control.

Castellum, Inc.
Exhibit A to Stock Option Agreement

Notice of Exercise and Common Stock Purchase Agreement

A-1

SECTION 2. ADJUSTMENT OF SHARES.

Subject to the provisions of the Articles of Incorporation of the Corporation, if (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation, or (b) there is any consolidation, merger or sale of all or substantially all of the assets of the Corporation, then, in such event, any and all new, substituted or additional securities or other cash or property to which Purchaser is entitled by reason of Purchaser’s ownership of the shares shall be immediately subject to the terms of the Transfer Restriction provided for in the Plan, and this Agreement, including but not limited to the Right of First Refusal, Transfer Restriction and Purchase Rights as provided below, with the same force and effect as the shares subject to such provisions. Appropriate adjustments shall be made to the number and/or class of shares subject to terms of this Agreement to reflect the exchange or distribution of such securities. In the event of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, the Corporation’s rights may be exercised by the Corporation’s successor.

SECTION 3. TRANSFER RESTRICTION AND THE CORPORATION’S RIGHT OF FIRST REFUSAL.

Purchaser acknowledges that the shares of Common Stock received under this Agreement are subject to the transfer restrictions set forth in Section 10 of the Plan (as may be amended from time to time) (the “Transfer Restriction”). In addition, before any shares of Common Stock registered in the name of Purchaser may be sold or transferred, such shares shall first be offered to the Corporation pursuant to the right of first refusal contained in the Corporation’s bylaws as amended from time to time, and in the absence of any such provision in the bylaws, then as follows (the “Right of First Refusal”):

(a)       Purchaser shall promptly deliver a notice (“Notice”) to the Corporation stating (i) Purchaser’s bona fide intention to sell or transfer such shares and the identity of the proposed purchaser or transferee, (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price for which Purchaser proposes to sell or transfer such shares, (iv) the name of the proposed purchaser or transferee, and (v) proof satisfactory to the Corporation that the proposed sale or transfer will not violate any applicable U.S. federal, state or foreign securities laws. The Notice shall be signed by both Purchaser and the proposed purchaser or transferee and must constitute a binding commitment subject to the Corporation’s Right of First Refusal as set forth herein.

(b)       Within thirty (30) days after receipt of the Notice, the Corporation may elect to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice. If the Corporation elects not to purchase all or any portion of the shares, the Corporation may assign its right to purchase all or any portion of the shares. The assignees may elect within thirty (30) days after receipt by the Corporation of the Notice to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice. If the price specified in the Notice consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the shares as determined in good faith by the Corporation. An election to purchase shall be made by written notice to Purchaser. Payment for shares purchased pursuant to this Section 3 shall be made within thirty (30) days after receipt of the Notice by the Corporation and, at the option of the Corporation, may be made by cancellation of all or a portion of outstanding indebtedness, if any, or in cash or both.

(c)       If all or any portion of the shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 3(b), Purchaser may sell those shares to any person named in the Notice at the price specified in the Notice, provided that such sale or transfer is consummated within sixty (60) days of the date of said Notice to the Corporation, and provided, further, that any such sale is made in compliance with applicable U.S. federal, state and foreign securities laws and not in violation of any other contractual restrictions to which Purchaser is bound. The third-party purchaser shall be bound by, and shall acquire the shares subject to, the provisions of this Agreement, including the Corporation’s Right of First Refusal.

Castellum, Inc.
Exhibit A to Stock Option Agreement

Notice of Exercise and Common Stock Purchase Agreement

A-2

(d)       Any proposed transfer on terms and conditions different from those set forth in the Notice, as well as any subsequent proposed transfer shall again be subject to the Corporation’s Right of First Refusal and shall require compliance with the procedures described in this Section 3.

(e)       Purchaser agrees to cooperate affirmatively with the Corporation, to the extent reasonably requested by the Corporation, to enforce rights and obligations pursuant to this Agreement.

(f)       Notwithstanding the above, neither the Corporation nor any assignee of the Corporation under this Section 3 shall have any right under this Section 3 at any time subsequent to the closing of a public offering of the common stock of the Corporation pursuant to a registration statement declared effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(g)       This Section 3 shall not apply to (i) a transfer by will or intestate succession, or (ii) a transfer to one or more of Purchaser’s Immediate Family Members (defined below) or to a trust established by Purchaser for the benefit of Purchaser and/or one or more of Purchaser’s Immediate Family Members, provided that the transferee agrees in writing on a form prescribed by the Corporation to be bound by all of the provisions of this Agreement to the same extent as they apply to Purchaser. The transferee shall execute a copy of the attached Annex I and file the same with the Secretary of the Corporation. For purposes of this Agreement, Immediate Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(h)       In the event of any transfer by operation of law or other involuntary transfer (including death, whether by will or intestate succession, or divorce, but excluding a transfer to an Immediate Family Member as set forth in Section 3(g) above) of all or a portion of the shares of Common Stock held by the record holder thereof, the Corporation’s Right of First Refusal shall consist of an option to purchase all of the shares transferred at the fair market value of the shares on the date of transfer (as determined by the Board). Upon such a transfer, the person acquiring the shares shall promptly notify the Secretary of the Corporation of such transfer. The right to purchase such shares shall be provided to the Corporation for a period of thirty (30) days following receipt by the Corporation of written notice by the person acquiring the shares.

(i)       Notwithstanding anything to the contrary set forth in this Agreement, Purchaser hereby agrees to be bound by any and all restrictions on the transfer of shares of Common Stock as set forth in the Corporation’s bylaws (as may be amended from time to time) and that such transfer restrictions shall supersede all other agreements, whether written or oral, in place by and between the Corporation and Purchaser regarding the transfer of the shares of Common Stock.

SECTION 4. CORPORATION PURCHASE RIGHT

(a)       At any time within the one (1)-year period following the Purchaser’s termination of Continuous Service with the Corporation for any reason or, if later, the date of purchase of Common Stock upon exercise of the Option Agreement, the Corporation shall have the option (exercisable by written notice to the Purchaser or the transferee of Purchaser) to purchase, and the Purchaser (or the transferee of Purchaser) shall sell, all of the shares of Common Stock then owned by the Purchaser (or the transferee of Purchaser) acquired under the Plan in accordance with the procedures set forth in Section 4(b) below.

Castellum, Inc.
Exhibit A to Stock Option Agreement

Notice of Exercise and Common Stock Purchase Agreement

A-3

(b)       The purchase price therefor shall be paid in cash and shall be equal to the then fair market value thereof as determined by the Board of Directors. Such fair market value shall be determined as of the day the Corporation elects to exercise its Purchase Right under this Section and the Board of Directors’ good faith determination shall be binding on all parties. Such purchase price shall be paid within thirty (30) days after such fair market value is established, provided, however, should the Corporation have insufficient funds to pay such purchase price in a lump sum or if the Board otherwise elects in its discretion, then, at the option of the Corporation, such purchase price shall be paid in five (5) consecutive equal annual payments, the first being made within thirty (30) days after such fair market value is established, and the four (4) remaining payments being made on the first, second, third and fourth anniversary of the first payment, with interest at the applicable federal rate under Section 1274(d) of the Internal Revenue Code using the mid-term rate for the month of the purchase.

(c)       Notwithstanding the above, the Corporation shall not have any right under this Section 4 at any time subsequent to the closing of a public offering of the common stock of the Corporation pursuant to a registration statement declared effective under the Securities Act.

SECTION 5. PURCHASER’S RIGHTS AFTER EXERCISE OF RIGHT OF FIRST REFUSAL OR PURCHASE.

If the Corporation makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be repurchased in accordance with the provisions of Sections 3 or 4 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 6. LEGEND OF SHARES.

All certificates representing the Common Stock purchased under this Agreement shall, where applicable, have endorsed thereon the following legends and any other legends required by applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL, STATE AND APPLICABLE FOREIGN SECURITIES LAWS OR IF THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL, STATE AND APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

Castellum, Inc.
Exhibit A to Stock Option Agreement

Notice of Exercise and Common Stock Purchase Agreement

A-4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CORPORATIONS’ STOCK PLAN AND A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE INITIAL HOLDER HEREOF. SUCH PLAN AND AGREEMENT PROVIDE FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING LIMITATION ON TRANSFERS, RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND A REPURCHASE RIGHT ON TERMINATION OF SERVICE. THE CORPORATION WILL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SECURITIES THAT DOES NOT COMPLY WITH SUCH TRANSFER RESTRICTIONS. THE SECRETARY OF THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH PLAN AND AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE CORPORATION MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 7. PURCHASER’S INVESTMENT REPRESENTATIONS.

(a)        This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Corporation, which by Purchaser’s acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser’s property shall at all times be within Purchaser’s control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Common Stock.

(b)       Purchaser understands that the Common Stock will not be registered or qualified under applicable U.S. federal, state or foreign securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under applicable U.S. federal, state or foreign securities laws and that the Corporation’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

(d)       Purchaser agrees that in no event shall Purchaser make a disposition of any of the Common Stock (including a disposition under Section 3 of this Agreement), unless and until (i) Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that (A) such disposition will not require registration or qualification of such Common Stock under applicable U.S. federal, state or foreign securities laws or (B) appropriate action necessary for compliance with the applicable U.S. federal, state or foreign securities laws has been taken or (iii) the Corporation shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this Section.

Castellum, Inc.
Exhibit A to Stock Option Agreement

Notice of Exercise and Common Stock Purchase Agreement

A-5

(e)       With respect to a transaction occurring prior to such date as the Plan and Common Stock thereunder are covered by a valid Form S-8 or similar U.S. federal registration statement, this Subsection shall apply unless the transaction is covered by the exemption from registration or qualification under applicable state law. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Corporation.

(f)       Purchaser understands that if the Corporation does not register with the U.S. Securities and Exchange Commission pursuant to section 12 of the U.S. Securities Exchange Act of 1934, as amended, or if a registration statement covering the Common Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Common Stock, Purchaser may be required to hold the Common Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Common Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION 8. NO DUTY TO TRANSFER IN VIOLATION OF THIS AGREEMENT.

The Corporation shall not be required (a) to transfer on its books any shares of Common Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. Any sale or transfer of the shares of Common Stock shall be void unless the provisions of this Agreement are satisfied.

SECTION 9. RIGHTS OF PURCHASER.

(a)       Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Common Stock.

(b)       Nothing in this Agreement shall be construed as a right by Purchaser to be retained by the Corporation, or an Affiliate of the Corporation in any capacity. The Corporation reserves the right to terminate Purchaser’s Service at any time and for any reason without thereby incurring any liability to Purchaser.

Castellum, Inc.
Exhibit A to Stock Option Agreement

Notice of Exercise and Common Stock Purchase Agreement

A-6

SECTION 10. RESALE RESTRICTIONS/MARKET STAND-OFF.

Purchaser hereby agrees that in connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Corporation’s initial public offering, Purchaser shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Corporation or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Corporation or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering; provided, however, that if either (a) during the last seventeen (17) days of such one hundred eighty (180) day period, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs or (b) prior to the expiration of such one hundred eighty (180) day period, the Corporation announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the one hundred eighty (180) day period, then the restrictions imposed during such one hundred eighty (180) day period shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, further, that in the event the Corporation or the underwriter requests that the one hundred eighty (180) day period be extended or modified pursuant to then-applicable law, rules, regulations or trading policies, the restrictions imposed during the one hundred eighty (180) day period shall continue to apply to the extent requested by the Corporation or the underwriter to comply with such law, rules, regulations or trading policies. Purchaser hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this Section, the Corporation may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

SECTION 11. RIGHT TO COMPEL SALE (DRAG-ALONG RIGHTS)

Notwithstanding any provision of this Agreement to the contrary, if at any time the Board of Directors approves a sale of the Corporation, Purchaser agrees that he or she will consent to and raise no objections against the sale of the Corporation, and if the sale of the Corporation is structured as (i) a merger or consolidation of the Corporation, or a sale of all or substantially all of the assets of the Corporation, Purchaser will waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of all or substantially all of the Common Stock of the Corporation, Purchaser agrees to sell all of his or her shares of Common Stock acquired under the Plan in the sale of the Corporation, on the terms and conditions approved by the Board of Directors. Purchaser hereby agrees to take all necessary and desirable actions approved by the Board of Directors in connection with the consummation of the sale of the Corporation, including voting for, giving written consent to the sale of the Corporation and executing such agreements and such instruments and completing other actions reasonably necessary to (x) provide customary representations, warranties, indemnities, and escrow arrangements relating to such sale of the Corporation and (y) effectuate the allocation and distribution of the aggregate consideration upon the sale of the Corporation.

Castellum, Inc.
Exhibit A to Stock Option Agreement

Notice of Exercise and Common Stock Purchase Agreement

A-7

SECTION 12. OTHER NECESSARY ACTIONS.

The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 13. NOTICE.

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

SECTION 14. SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser’s heirs, executors, administrators, successors and assigns. The failure of the Corporation in any instance to exercise the Right of First Refusal, Purchase Right, Transfer Restriction or other right described herein shall not constitute a waiver of any of such rights as may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION 15. APPLICABLE LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such state.

SECTION 16. NO ORAL MODIFICATION.

No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 17. ENTIRE AGREEMENT.

This Agreement, the Option Agreement and the Plan constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Castellum, INC.	[Name of Optionee] (PURCHASER)

By
Its	Signature

Castellum, Inc.
Exhibit A to Stock Option Agreement

Notice of Exercise and Common Stock Purchase Agreement

A-8

ANNEX I

ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND
BY THE NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT OF
Castellum, inc.

The undersigned, as transferee of shares of Castellum, Inc. hereby acknowledges that he or she has read and reviewed the terms of the Notice of Exercise and Common Stock Purchase Agreement of Castellum, Inc. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated: ____________________, ____.

(Signature of Transferee)

(Printed Name of Transferee)

Castellum, Inc.
Annex I to

Notice of Exercise and Common Stock Purchase Agreement

EXHIBIT B

U.S. FEDERAL TAX INFORMATION

(Current as of October 2021)

The following memorandum briefly summarizes current U.S. federal income tax law. The discussion is intended to be used solely for general information purposes and does not make specific representations to any participant. A taxpayer’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the U.S. federal income tax laws and regulations are revised frequently and may change again in the future. The Corporation undertakes no obligation to update this memorandum. Each participant is urged to consult a tax advisor, both with respect to U.S. federal income tax consequences as well as any foreign, state or local tax consequences, before exercising any option or before disposing of any shares of stock acquired under the Plan.

Initial Grant of Options

The grant of an option, whether a nonqualified or nonstatutory stock option (“NSO”) or an incentive stock option (“ISO”), is not a taxable event for the optionee, and the Corporation obtains no deduction for the grant of the option. Note, however, that under Section 409A of the Internal Revenue Code, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences, including immediate income tax upon the vesting of the option (whether or not exercised) and a 20% tax penalty.

Nonqualified or Nonstatutory Stock Options

The exercise of an NSO is a taxable event to the optionee on the date of exercise. The amount by which the fair market value of the shares on the date of taxation exceeds the exercise price (the “spread”) will be taxed to the optionee as ordinary income. If the option was granted to an employee, the spread will also be considered “wages” for purposes of FICA taxes. The Corporation will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee from the exercise of the option that is reported to the IRS by the optionee or the Corporation. In general, the optionee’s tax basis in the shares acquired by exercising an NSO is equal to the fair market value of such shares on the date of taxation. The optionee’s holding period for capital gains treatment will begin on the date of taxation. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the required holding period was met before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

The capital gains tax rules are complex. If shares are held for more than one year, the rules for long-term capital gains will apply. The maximum tax rate on long-term capital gains depends on the taxpayer’s taxable income for the year. A fifteen percent (15%) tax rate on long-term capital gains applies to taxpayers with taxable income above certain thresholds, which are indexed for inflation (generally for 2021, $40,400 for single filers, $40,400 for married filing separately, or $80,800 for joint filers). The tax rate on long-term capital gains is zero percent (0%) for taxable income below these threshold amounts, and the tax rate on long-term capital gains increases to twenty percent (20%) to the extent that a taxpayer’s income exceeds certain thresholds, which are indexed for inflation (generally, for 2021, $445,850 for single filers, $250,800 for married filing separately, or $501,600 for joint filers). High income taxpayers are also subject to an additional tax of 3.8% on some or all of their net investment income, including capital gain income, if their “modified adjusted gross income” (both earned and investment) exceeds certain thresholds (generally, $200,000 for single filers, $125,000 for married filing separately, or $250,000 for joint filers). Because the rules are complex and can vary in individual circumstances, each participant should consider consulting his or her own tax advisor.

Castellum, Inc.
Exhibit B to Stock Option Agreement

U.S. Federal Tax Information

If an optionee exercises an NSO and pays the exercise price with previously acquired shares of stock, special rules apply. The transaction is treated as a tax-free exchange of the old shares for the same number of new shares, except as described below with respect to shares acquired pursuant to ISOs. The optionee’s basis in the new shares is the same as his or her basis in the old shares, and the capital gains holding period runs without interruption from the date when the old shares were acquired. The value of any new shares received by the optionee in excess of the number of old shares surrendered minus any cash the optionee pays for the new shares will be taxed as ordinary income. The optionee’s basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer recognition of any gain in the old shares when those shares are used to buy new shares. Stated differently, these rules allow an optionee to finance the exercise of an NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

Incentive Stock Options

The holder of an ISO will not for U.S. federal income tax purposes recognize taxable income upon the exercise of the ISO, and the Corporation will not be entitled to a tax deduction by reason of such exercise, provided that the holder is employed by the Corporation on the exercise date (or the holder’s employment terminated within the three (3) months preceding the exercise date). Exceptions to this exercise timing requirement may apply in the event the optionee dies or becomes disabled. The exercise of an option entitled to favorable ISO tax treatment at the time of exercise may, however, result in liability for the alternative minimum tax, discussed below. An option intended to be an ISO which is not exercised in compliance with the ISO timing requirements is treated as an NSO for tax purposes. A subsequent sale of the shares received upon the exercise of an ISO entitled to favorable ISO tax treatment at the time of exercise will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares, provided that the sale occurs more than one (1) year after the exercise of the ISO and more than two (2) years after the grant of the ISO. In general, if a sale or disposition of the shares occurs prior to satisfaction of the foregoing holding periods (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income at the time of the sale or disposition in an amount equal to the excess of the fair market value of the shares on the option exercise date of those shares over the exercise price paid for those shares. If the disqualifying disposition is effected by means of an arm’s length sale or exchange with an unrelated party, the ordinary income will be limited to the amount by which the amount realized upon the disposition of the shares or their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. The amount of an optionee’s disqualifying disposition income will be reported by the Corporation to the Internal Revenue Service. Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one (1) year following the exercise date of the option.

Favorable ISO tax treatment is accorded to an optionee at the time of exercise only to the extent that the value of the shares (determined at the time of grant) covered by an ISO first exercisable in any single calendar year does not exceed one hundred thousand dollars ($100,000). If ISOs for shares whose aggregate value exceeds one hundred thousand dollars ($100,000) become exercisable in the same calendar year, the excess will be treated as NSOs.

A special rule applies if an optionee pays all or part of the exercise price of an ISO by surrendering shares of stock that he or she previously acquired by exercising any other ISO. If the optionee has not held the old shares for the full duration of the applicable holding periods, then the surrender of such shares to fund the exercise of the new ISO will be treated as a disqualifying disposition of the old shares. As described above, the result of a disqualifying disposition is the loss of favorable tax treatment with respect to the acquisition of the old shares pursuant to the previously exercised ISO.

Castellum, Inc.
Exhibit B to Stock Option Agreement

U.S. Federal Tax Information

Where the applicable holding period requirements have been met, the use of previously acquired shares of stock to pay all or a portion of the exercise price of an ISO may offer significant tax advantages. In particular, a deferral of the recognition of any appreciation in the surrendered shares is available in the same manner as discussed above with respect to NSOs.

Alternative Minimum Tax

Alternative minimum tax is paid when such tax exceeds a taxpayer’s regular U.S. federal income tax. Alternative minimum tax is calculated based on alternative minimum taxable income, which is taxable income for U.S. federal income tax purposes, modified by certain adjustments and increased by tax preference items.

The “spread” under an ISO—that is, the difference between (a) the fair market value of the shares of stock at exercise and (b) the exercise price—is classified as alternative minimum taxable income for the year of exercise. Alternative minimum taxable income may be subject to the alternative minimum tax. However, if the shares of stock purchased upon the exercise of an ISO are sold in the same taxable year in which alternative minimum taxable income is recognized, then the amount includible in the taxpayer’s alternative minimum taxable income will not exceed the amount realized upon such sale less the option exercise price paid for those shares, provided that such disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized to such individual.

In general, when a taxpayer sells stock acquired through the exercise of an ISO, only the difference between the fair market value of the shares on the date of exercise and the date of sale is used in computing any alternative minimum tax for the year of the sale. The portion of a taxpayer’s alternative minimum tax attributable to certain items of tax preference (including the alternative minimum taxable income from an ISO) can be credited against the taxpayer’s regular liability in later years subject to certain limitations.

Withholding Taxes

Exercise of an NSO produces taxable income which, in the case of an option granted to an employee, is subject to income and FICA tax withholding. The Corporation will not deliver shares to the optionee unless the optionee has agreed to satisfactory arrangements for meeting all applicable U.S. federal, state and local withholding tax requirements.

U.S. federal tax law does not require unrecognized gain on exercise of an ISO to be treated as “wages” for the purposes of FICA taxes.

THIS TAX SUMMARY IS GENERAL IN NATURE AND SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION. EACH PERSON SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.

Castellum, Inc.
Exhibit B to Stock Option Agreement

U.S. Federal Tax Information